UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2012

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Bronte Road, Suite 121 Oakville, Ontario, Canada	L6L 3B7

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 354-9991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On February 7, 2012, Joshua Gold Resources Inc. (the “Company”) entered into and closed a mineral property acquisition agreement (the “Original Agreement”), as amended and restated on February 13, 2012 (the “Amended Agreement”), with Shining Tree Resources Corp. (“Shining Tree”), pursuant to which Shining Tree agreed to sell to Company an undivided fifty percent (50%) interest in and to certain mineral interests found on the Elijah Property (as described in further detail below) located in the Townships of Churchill and Asquith, Ontario, Canada (the “Conveyed Property”). As consideration for the sale of the Conveyed Property, the Company agreed to deliver the following to Shining Tree in the manner set forth below:

1)

Fifty Thousand and No/100 Dollars (CDN $50,000.00*) according to the following schedule:

(a)

Ten Thousand and No/100 Dollars (CDN $10,000.00**) upon execution of the Agreement;

(b)

Fifteen Thousand and No/100 Dollars (CDN $15,000.00***) due on March 30, 2012;

(c)

Fifteen Thousand and No/100 Dollars (CDN $15,000.00***) due on June 30, 2012; and

(d)

Ten Thousand and No/100 Dollars (CDN $10,000.00**) due on July 30, 2012.

2)

subject to the approval of the Board of Directors of Joshua Gold Resources Inc., One Million (1,000,000) common shares of Company on or before March 30, 2012; and

3)

complete Two Hundred Thousand and No/100 Dollars (CDN $200,000.00****) of Expenditures (as defined in the Original and Amended Agreement) on the Conveyed Property on or before February 10, 2014. Upon completion of payment for the Conveyed Property in the aggregate amount of Fifty Thousand and No/100 Dollars (CDN $50,000.00*) of Expenditures on the Conveyed Property, Shining Tree will issue to Company One Million (1,000,000) common shares of Shining Tree on or before July 30, 2012.

The description of the transaction above is qualified in its entirety by reference to the full text of the Original Agreement and the Amended Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated in this Item 1.01 by reference.

*CDN $50,000 is approximately USD $50,270 as of the date of this filing.

**CDN $10,000 is approximately USD $10,054 as of the date of this filing.

***CDN $15,000 is approximately USD $15,082 as of the date of this filing.

**** CDN $200,000 is approximately USD $201, 097 as of the date of this filing.

Description of Elijah Property

The Elijah Property consists of four (4) unpatented mining claims (38 units – approximately 1,520 acres) in Asquith and Churchill Townships, Larder Lake Mining District, Ontario, Canada.  The property lies approximately 3km northeast of the hamlet of Shining Tree along Regional Highway 560, which is a paved road.  Access to the property is well maintained throughout all seasons, with former lumber gravel roads intersecting the property.

The Elijah Property is located in the south central portion of Asquith Township, with claim 4251805 located in contiguous Asquith Township in the north central portion, Larder Lake Mining District, Province of Ontario, Canada.  The Elijah Property can be accessed via motor vehicle by travelling 136km North Northwest from The City of Sudbury on Highway 144, then travelling 56 km North Northeast on Highway 560 in north central Ontario, Canada.  The approximate centre of the Elijah Property has UTM co-ordinate 479000 m E and 5271000 m N.

There has been no historical work on the Property.  The property is a “grass roots” exploration prospect, no infrastructure or facilities are found on the property, apart from the gravel logging road providing access to the property.

The Elijah Property is located within a mineral rich portion of Shining Tree Greenstone Belt that forms the southern portion of the Abitibi Sub-Province of the Superior Province.  The Larder lake dominant structural feature is the Larder Lake Cadillac Fault, which extends through the Shining Tree area, the Kirkland Lake area and into the neighboring eastern Province of Quebec, Canada.  Due to the strong special relationship between gold deposits and regional faults, numerous world class gold deposits are found along the Kirkland Lake – Cadillac Fault system.

Calc-Alkaline Tholeiitic volcanic rocks and minor Komatiitic rocks are interpreted to underly the immediate property area.  The most significant geological feature is the gold bearing “Gosselin Rift Zone”.  The Gosselin Rift Zone is a southwest trending feature along claim number 4251803 and runs westward, northwestward into claim 4251801, which are in the Elijah Property.  It includes an extensive quartz vein system, altered mafic-ultramafic rocks and altered felsic intrusive and extrusive rocks.  Extensive faulting fracturing and shearing are evident in this zone over widths of approximately 200 meters.   Gold mineralization in the Gosselin Rift Zone tends to be erratic and is associated with Pyrite mineralization varying in concentrations from trace to levels of 4-5% in the altered volcanic rocks and quartz vein systems.

Glossary of Terms:

Calc-alkalic:  Said of a series of igneous rocks in which the weight percentage of silica is between 56 and 61 when the weight percentages of CaO and of K2O + Na2O are equal.

Tholeiite:  A silica-oversaturated (quartz-normative) basalt, characterized by the presence of low-calcium pyroxenes (orthopyroxene and/or pigeonite) in addition to clinopyroxene and calcic plagioclase. Olivine may be present in the mode, but neither olivine nor nepheline appear in the norm.

Komatiite:  Magnesium-rich ultramafic volcanic rock of high temperature origin. The term was originally applied by Viljoen and Viljoen (1969) to basaltic and ultramafic lavas near the Komati river, Barberton Mountain Land, Transvaal, South Africa. Nickel-copper sulfide mineral deposits may be associated with komatiites.

Mafic:  Pertaining to or composed dominantly of the ferromagnesian rock-forming silicates; said of some igneous rocks and their constituent minerals.

Ultramafic: Said of an igneous rock composed chiefly of mafic minerals, e.g., monomineralic rocks composed of hypersthene, augite, or olivine.

Felsic: A mnemonic adj. derived from (fe) for feldspar, (l) for lenad or feldspathoid, and (s) for silica, and applied to light-colored rocks containing an abundance of one or all of these constituents. Also applied to the minerals themselves, the chief felsic minerals being quartz, feldspar, feldspathoid, and muscovite.

Claim Registration:

Claim Number	Registered Owner(s)	Township	Unit Size
4251801	Shining Tree Resources Corp.	Churchill	15
4251802	Shining Tree Resources Corp.	Churchill	9
4251803	Shining Tree Resources Corp.	Churchill	2
4251805	Shining Tree Resources Corp.	Asquith	12

Small scale maps of the Elijah Property are shown below:

Item 2.01

Completion of Acquisition or Disposition of Assets.

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)  Exhibits

Exhibit

Description

10.1

Mineral Property Acquisition Agreement, by and between Company and Shining Tree, entered into on February 7, 2012.

10.2

Amended and Restated Mineral Property Acquisition Agreement, by and between Company and Shining Tree, entered into on February 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Joshua Gold Resources Inc.
(Registrant)

Date: February 13, 2012	By:	/S/ Benjamin Ward
Benjamin Ward President, CEO and Director